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                                RIGHTS AGREEMENT

                          Dated as of September 1, 1999

                                 by and between



                          VALASSIS COMMUNICATIONS, INC.

                                       and

                              THE BANK OF NEW YORK,

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                                TABLE OF CONTENTS

                                                                            PAGE

Section 1.   Certain Definitions..............................................1

Section 2.   Appointment of Rights Agent......................................5

Section 3.   Issue of Rights Certificates.....................................5

Section 4.   Form of Rights Certificates......................................6

Section 5.   Countersignature and Registration................................7

Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights
             Certificates.....................................................8

Section 7.   Exercise of Rights; Purchase Price; Expiration Date of Rights....8

Section 8.   Cancellation of Rights Certificates.............................10

Section 9.   Reservation and Availability of Preferred Stock.................10

Section 10.  Preferred Stock Record Date.....................................11

Section 11.  The Flip-In.....................................................12

Section 12.  The Flip-Over...................................................14

Section 13.  Adjustment of Purchase Price, Number and Kind of Shares or
             Number of Rights................................................16

Section 14.  Fractional Rights and Fractional Shares.........................20

Section 15.  Rights of Action................................................21

Section 16.  Agreement of Rights Holders.....................................21

Section 17.  Rights Holder Not Deemed a Stockholder..........................22

Section 18.  Concerning the Rights Agent.....................................22

Section 19.  Merger or Consolidation or Change of Name of Rights Agent.......23

Section 20.  Duties of Rights Agent..........................................23

Section 21.  Change of Rights Agent..........................................26

Section 22.  Issue of New Rights Certificates................................27

Section 23.  Redemption and Termination......................................27

Section 24.  Exchange........................................................27

Section 25.  Notice of Certain Events........................................28

Section 26.  Notices.........................................................29

Section 27.  Supplements and Amendments......................................30

Section 28.  Successors......................................................30


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

Section 29.  Benefits of this Agreement......................................30

Section 30.  Severability....................................................30

Section 31.  Governing Law...................................................30

Section 32.  Counterparts....................................................31

Section 33.  Descriptive Headings............................................31




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                                    EXHIBITS
                                    --------

EXHIBIT A -- Form of Certificate of Designations of Preferred Stock EXHIBIT B -- Forms of Rights Certificates
EXHIBIT C -- Form of Summary of Rights to Purchase Preferred Stock

                                RIGHTS AGREEMENT


         Rights Agreement, dated as of September 1, 1999 (the "Agreement"), between VALASSIS COMMUNICATIONS, INC., a Delaware corporation (the "COMPANY"), and THE BANK OF NEW YORK, a New York banking corporation, (the "RIGHTS AGENT").

                              W I T N E S S E T H:

         WHEREAS, on September 1, 1999, the Board of Directors of the Company authorized and declared a dividend distribution of one Right (as hereinafter defined) for each outstanding share of common stock, par value $0.01 per share, of the Company (the "COMMON STOCK") outstanding on September 15, 1999 (the "RECORD DATE"), and the issue of one Right for each share of Common Stock of the Company issued between the Record Date and the Separation Date (as hereinafter defined), each Right representing the right to purchase one one-hundredth of a share of Series A Junior Preferred Stock of the Company having the rights, powers and preferences set forth in the form of Certificate of Designations, attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the "RIGHTS");

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                  (a) "ACQUIRING PERSON" shall mean any Person (as that term is hereinafter defined) who or which, together with all Affiliates (as hereinafter defined) and Associates (as hereinafter defined) of the Person, shall be the Beneficial Owner (as hereinafter defined) of 15% or more of the shares of Common Stock then outstanding and shall include all Affiliates and Associates of the Person, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established by the Company for or pursuant to the terms of any such plan.

                  (b) "AFFILIATE" shall mean, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

                  (c) "ASSOCIATE" shall mean, with respect to a specified Person, (i) any corporation or organization (other than the Company or a Subsidiary of the Company) of which the Person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity security as defined in Rule 3a-11 of the General Rules and Regulations under the Exchange Act, (ii) any trust or other estate in which the Person has a substantial beneficial interest or as to which the Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of the Person, or any relative of the spouse, who has the same home as the Person, or is an officer or director of any corporation controlling or controlled by the Person.

                  (d) "BENEFICIAL OWNERSHIP" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act (or any successor rule or statutory provision), provided, however, that a Person shall, in any event, also be deemed to be the "BENEFICIAL OWNER" of any securities:

                           (i) that the Person or any
                  Affiliate or Associate thereof beneficially owns, directly or indirectly;

                           (ii) that the Person or any
                  Affiliate or Associate thereof, directly or indirectly, has the right to acquire (whether the right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of the Person or any Affiliate or Associate thereof until the tendered securities are accepted for purchase or exchange, or (B) securities issuable upon exercise of the Rights;

                           (iii) that the Person or any
                  Affiliate or Associate thereof, directly or indirectly, has sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner' of, or to "beneficially own," any security under this subparagraph (iii) as a result of an agreement, arrangement or understanding to vote the security if the agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by the Person on Schedule 13D under the Exchange Act; or

                           (iv) that are beneficially owned,
                  directly or indirectly, by any other Person or any Affiliate or Associate thereof with which the Person or any Affiliate or Associate thereof has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in subparagraph
                  (iii) of this paragraph (d)) or disposing of any voting securities of the Company.

                  Nothing in this Section 1(d) shall cause a Person engaged in business as an underwriter to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through the Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of acquisition.

                  (e) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  (f) "CLOSE OF BUSINESS" on any given date shall mean 5:00 P.M., New York City time, on that date; provided, however, that if the date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

                  (g) "CLOSING PRICE" of any security on any given day shall be the last sale price, regular way, of the security or, in case no sale takes place on that day, the average of the closing bid and asked prices, regular way, on the principal trading market on which the security is then traded.

                  (h) "COMMON STOCK" shall mean the common stock, par value $0.01 per share, of the Company, and "common stock" when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of the Person.

                  (i) "CURRENT MARKET PRICE" of any security on any given date shall be deemed to be the average of the daily Closing Prices per share or other trading unit of the security for 10 consecutive Trading Days (as hereinafter defined) immediately preceding the date; provided, however, that with respect to shares of capital stock, if the current market price per share of the capital stock is determined during a period following the announcement of (i) a dividend or distribution on the capital stock payable in shares of the capital stock or securities convertible into shares of the capital stock (other than the Rights), or (ii) any subdivision, combination or reclassification of the capital stock, and prior to the expiration of the requisite 10 Trading Day period, as set forth above, after the ex-dividend date for the dividend or distribution, or the record date for the subdivision, combination or reclassification, then and in each case, the "Current Market Price", shall be properly adjusted to take into account ex-dividend trading; and provided further, that if the security is not publicly held or not so listed or traded, "Current Market Price" per share or other trading unit shall mean the fair value per share or other trading unit as determined in good faith by the Board of

         Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and which shall be conclusive for all purposes.

                  (j) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement, and all references to any rule or regulation of the General Rules and Regulations under the Exchange Act shall be, except as otherwise specifically provided herein, to the rule or regulation as was in effect on the date of this Agreement.

                  (k) "EXCHANGE DATE" shall mean the date at which the rights are exchanged by the Company as provided in Section 24.

                  (l) "EXPIRATION DATE" shall mean the Close of Business on September 1, 2008 subject to extension as provided in Section 12(c).

                  (m) "FLIP-IN EVENT" shall mean any of the events described in Section 11(a).

                  (n) "FLIP-OVER EVENT" shall mean any of the events described in Section 12(a).

                  (o) "PERSON" shall mean any individual, firm, corporation, partnership or other entity and shall include any "group" as that term is used in Rule 13d-5(b) under the Exchange Act.

                  (p) "PURCHASE PRICE" shall mean the price to be paid by the holders of Rights, upon the exercise thereof, per one one-hundredth of a share of Preferred Stock, subject to adjustment in accordance with Section 13 of this Agreement. The initial purchase price shall be U.S. $1.70 per one one-hundredth share of Preferred Stock.

                  (q) "PREFERRED STOCK" shall mean shares of Series A Junior Preferred Stock, par value $0.01 per share, of the Company.

                  (r) "RECORD DATE" shall mean September 15, 1999.

                  (s) "REDEMPTION DATE" shall mean the date, if any, upon which the Rights are redeemed by the Company pursuant to
         Section 23.

                  (t) "SEPARATION DATE" shall mean the earlier of (i) the 10th calendar day after the Stock Acquisition Date (as hereinafter defined) or (ii) the 10th day after the date of the commencement of, or first public announcement of the intent to commence, a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established by the Company for or pursuant to the terms of any such plan), if upon consummation thereof, the Person would be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding (including any date that is after the date of this Agreement and prior to issue of the Rights).

                  (u) "STOCK ACQUISITION DATE" shall mean the first date of public announcement by the Company, an Acquiring
         Person or otherwise, that an Acquiring Person has become an Acquiring Person.

                  (v) "SUBSIDIARY" shall mean, with reference to any Person, any corporation of which a majority of any class of equity security is Beneficially Owned, directly or indirectly, by the Person.

                  (w) "SUMMARY OF RIGHTS" shall mean the Summary of Rights to Purchase Preferred Stock substantially in the form of Exhibit C.

                  (x) "TRADING DAY" shall mean with respect to any security, a day on which the principal national securities exchange on which the security is listed or admitted to trading is open for the transaction of business or, if the security is not listed or admitted to trading on any national securities exchange, a Business Day.

                  (y) "TRIGGERING EVENT" shall mean a Flip-In Event or a Flip-Over Event.

         Any determination required by the definitions contained in this Section 1 shall be made by the Board of Directors of the Company in its good faith judgment, which determination shall be final and binding on the Rights Agent.

         Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions of this Agreement, and the Rights Agent hereby accepts the appointment. The Company may from time to time appoint any number of co-Rights Agents that the Company may deem necessary or desirable upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any co-Rights Agent.

         Section 3. Issue of Rights Certificates.

         (a) Until the Separation Date, (i) the Rights will be evidenced by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (ii) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company).

         (b) As soon as practicable after the Company has notified the Rights Agent of the occurrence of the Separation Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Separation Date, at the address of the holder shown on the records of the Company, a Rights certificate (a "RIGHTS CERTIFICATE"), evidencing one Right (as adjusted from time to time prior to the Separation Date pursuant to this Agreement) for each share of Common Stock so held. As of and after the Separation Date, the Rights will be evidenced solely by Rights Certificates.

         (c) As soon as practicable after the Record Date, the Company will send a copy of a Summary of Rights, by first-class, postage prepaid mail to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of the holder shown on the records of the Company.

         (d) Certificates for the Common Stock issued after the Record Date but prior the earlier of the Separation Date or the Expiration Date (as hereinafter defined), shall be deemed also to be certificates for Rights, and shall bear the following legend:

                  This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Valassis Communications, Inc. (the "Company") and The Bank of New York, dated as of September 1, 1999 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, the Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring Persons (as defined in the Rights Agreement) become null and void and the holder of those Rights (including any subsequent holder) shall have no right to exercise the Rights.

         (e) After the Separation Date but prior to the Expiration Date, Rights shall only be issued in connection with the issue of Common Stock upon the exercise of stock options granted prior to the Separation Date or pursuant to other benefits under any employee plan or arrangement established prior to the Separation Date; provided, however, that if, pursuant to the terms of any option or other benefit plan, the number of shares issuable thereunder is adjusted after the Separation Date, the number of Rights issuable upon issuance of the shares shall be equal only to the number of shares that would have been issuable prior to the adjustment.

         Section 4. Form of Rights Certificates.

         (a) The Rights Certificates (and the form of election to purchase shares and form of assignment) shall be in substantially the form of Exhibit B and may contain whatever marks of identification or designation and/or legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or to conform to usage. The Rights Certificates shall be in a machine printable format and in a form reasonably satisfactory to the Rights Agent. Subject to the provisions of this Agreement, the Rights Certificates, whenever issued, shall be dated as of the Record Date, show the date of counter signature, and on their face shall entitle the holders thereof to purchase the number of shares of Preferred Stock set forth therein at the Purchase Price set forth therein, subject to adjustment as provided in this Agreement.

         (b) Any Rights Certificate issued pursuant to Section 3(a) that represents Rights beneficially owned by an Acquiring Person or that represents any Rights owned on or after the Separation Date by any Person who subsequently becomes an Acquiring Person and any Rights Certificate issued at any time upon the transfer of any Rights to an Acquiring Person thereof or to any nominee of the Acquiring Person and any Rights Certificate issued pursuant to Section 6 or
Section 13 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, may contain the following legend:

                  The Rights represented by this Rights Certificate were issued to a Person who was or became an Acquiring Person. This Rights Certificate and the Rights represented hereby may become void in the circumstances specified in Section 7(e) of the Rights Agreement.

                  The Company shall instruct the Rights Agent in writing of the Rights which should be so legended and shall supply the Rights Agent with such legended Rights
         Certificates.

         Section 5. Countersignature and Registration.

         (a) The Rights Certificates shall be executed on behalf of the Company by the Chairman of its Board of Directors, its President or any Vice President, either manually or by facsimile signature and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. Each Rights Certificate shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be an officer of the Company before countersignature by the Rights Agent and issue and delivery by the Company, the Rights Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed the Rights Certificates had not ceased to be an officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of the Rights Certificate, is an officer of the Company, even if on the date of execution of this Rights Agreement that person was not an officer.

         (b) Following the Separation Date, the Rights Agent will keep or cause to be kept, at one of its offices, books for registration and transfer of the Rights Certificates issued hereunder. The books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced by each of the Rights Certificates, and the certificate number and the date of each of the Rights Certificates.

         Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

         (a) Subject to the provisions of Section 14, at any time after the Close of Business on the Separation Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of shares of Preferred Stock (or other securities, cash or other property, as the case may be) as the Rights Certificate or Certificates surrendered then entitled the holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make a request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent designated for that purpose. Thereafter, the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment by the holders of Rights of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

         (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

         Section 7. Exercise of Rights; Purchase Price; Expiration Date of
Rights.

         (a) Each Right shall entitle (except as otherwise provided in this Agreement) the registered holder thereof, upon the exercise thereof as provided in this Agreement, to purchase, for the Purchase Price, at any time after the Separation Date and prior to the earliest of the Expiration Date, the Redemption Date, and the Exchange Date, one one-hundredth share of Preferred Stock, subject to adjustment from time to time as provided in Section 13, payable in the lawful money of the United States of America in accordance with paragraph (c) of this
Section 7.

         (b) Subject to Section 7(e), Section 23(a) and Section 24 of this Agreement, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Separation Date upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof including the certificate contained therein duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth share of Preferred Stock as to which the Rights are exercised prior to the earliest of the Expiration Date, the Redemption Date, and the Exchange Date. The Purchase

Price and the number of shares of Preferred Stock to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in
Section 13.

         (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase including the certificate contained therein duly executed, accompanied by payment of the Purchase Price for the shares (or cash or other assets as the case may be) to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check payable to the order of the Company, the Rights Agent shall thereupon promptly:

                  (i) (A) requisition from any transfer agent for the Preferred Stock certificates for the number of one one-hundredths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing the number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by the receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with the request;

                  (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14;

                  (iii) after receipt of the certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of the Rights Certificate, registered in whatever name or names may be designated by the holder; and

                  (iv) after receipt, deliver the cash, if any, to or upon the order of the registered holder of the Rights
         Certificate.

         If the Company becomes obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to this Agreement, the Company shall make all arrangements necessary so that the other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

         (d) If the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, the Rights Agent shall issue a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised and shall deliver the same to the registered holder of the Rights Certificate or to his duly authorized assigns, subject to the provisions of
Section 6 and Section 14.

         (e) Notwithstanding anything in this Agreement to the contrary, from and after the time when any Person becomes an Acquiring Person, any Rights that are or were at any time beneficially owned or transferred by the Acquiring Person, or any Affiliate or Associate of the Acquiring Person, shall immediately become permanently null and void, and any holder of the Rights will thereafter have no right to exercise the Rights under any provision of this Agreement. The Company shall use all reasonable efforts to ensure that the provisions of this
Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of Rights Certificates or to any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. The Rights Agent will endeavor to comply with the provisions hereof to the extent it has received instructions from the Company concerning such matters.

         (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Rights Certificate upon the occurrence of any purported exercise thereof unless the registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for the exercise and (ii) provided the additional evidence of the identity of the Beneficial Owner (or former or proposed Beneficial Owner) or Affiliates thereof as the Company shall reasonably request.

         Section 8. Cancellation of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificates purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company.

         Section 9. Reservation and Availability of Preferred Stock.

         (a) The Company covenants and agrees that it will cause to be reserved and kept available at all times out of its authorized and unissued shares of Preferred Stock or its authorized and issued shares of Preferred Stock held in its treasury, free from preemptive rights or any right of first refusal, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all Rights from time to time outstanding.

         (b) So long as the shares of Preferred Stock issuable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after the time the Rights become exercisable, all shares reserved for issue to be listed on the exchange upon official notice of issue when exercised.

         (c) The Company shall use its best efforts to:

                  (i) file, as soon as practicable following the earlier of the Separation Date or as soon as is required by law, a registration statement under the Securities Act of 1933 (the "ACT"), with respect to the Preferred Stock purchasable upon exercise of the Rights on an appropriate form;

                  (ii) cause the registration statement to become effective as soon as practicable after the filing; and

                  (iii) cause the registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earliest date upon which the Rights are no longer exercisable.

         The Company will also take all action necessary to ensure compliance with the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 calendar days after the date set forth in clause
(i) of the first sentence of this Section 9(c), the Exercisability of the Rights in order to prepare and file the registration statements and permit them to become effective. Upon any suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at the time the suspension is no longer in effect, in each case with simultaneous written notice to the Rights Agent. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in that jurisdiction shall have been obtained and, if applicable, until a registration statement has been declared effective. The Rights Agent may assume that any Right exercised is permitted to be exercised under applicable law and shall have no liability for acting in reliance upon such assumption.

         (d) The Company covenants and agrees that it will take all action as may be necessary to ensure that all shares of Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for the shares (subject to payment of the Purchase Price), be duly and validly authorized and issued, fully paid and nonassessable.

         (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issue or delivery of the Rights Certificates and of any shares of Preferred Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issue or delivery of shares of Preferred Stock in respect of a name other than that of, the registered holder of the Rights Certificates, upon the exercise of any Rights, until the tax shall have been paid (any tax being payable by the holder of the Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no tax is due.

         Section 10. Preferred Stock Record Date. Each Person in whose name any certificate for shares of Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock represented thereby on, and the certificate shall be dated, the date upon which the Rights Certificate evidencing the Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, the Person shall be deemed to have become the record holder of the shares on, and the certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open.

         Section 11. The Flip-In.

         (a) If:

                  (i) any Acquiring Person, directly or indirectly, shall merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of the merger or combination and the Common Stock of the Company shall remain outstanding and unchanged; or

                  (ii) any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity organized, appointed or established pursuant to the terms of an employee benefit plan) shall become the Beneficial Owner of 30% or more of the shares of Common Stock then outstanding; or

                  (iii) during the time when there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions (whether or not with or into or otherwise involving an Acquiring Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries that is directly or indirectly owned by any Acquiring Person; or

                  (iv) any Acquiring Person shall, directly or indirectly, purchase, sell or lease any assets of the Company, in one transaction or a series of transactions, having an aggregate fair market value (as reasonably determined in good faith by a majority of the Board of Directors) in excess of 30% of the Company's market capitalization as of the date of the initial purchase, sale or lease transaction; or

                  (v) during the time when there is an Acquiring Person, there shall be any distribution of assets or securities of the Company or of any of its Subsidiaries, in one transaction or a series of transactions, having an aggregate fair market value (as reasonably determined in good faith by a majority of the Board of Directors) in excess of 30% or the Company's market capitalization as of the date of the initial distribution transaction; or

                  (vi) any Acquiring Person, directly or indirectly, shall receive management fees or other compensation from the Company or any of its Subsidiaries other than compensation for full-time employment as a regular employee or directors' fees on the same basis as the other directors of the Company or any of its Subsidiaries, or receive the benefit of guarantees or other financial assistance or tax credits or other tax advantages from the Company or any of its Subsidiaries;

then, and in each case, subject to the provisions of Section 24 of this Agreement, each holder of a Right, except as provided below and in Section 7(e) of this Agreement, shall thereafter have a right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, either shares of Preferred Stock in accordance with Section 7 of this Agreement, or at the discretion of the Company, a number of shares of Common Stock of the Company equal to the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (y) 50% of the Current Market Price per share of the Common Stock on the date on which the first of the events listed above in this subparagraph (a) occurs (the number of shares of Common Stock hereinafter the "Adjustment Shares").

         (b) If the Company elects to distribute Adjustment Shares in lieu of Preferred Stock, and there shall not be sufficient issued but not outstanding, and authorized but unissued, shares of Common Stock to permit the exercise in full of the Rights in exchange for Adjustment Shares, then the Company shall take all action as may be necessary to authorize additional shares of Common Stock for issue upon exercise of the Rights; provided, however, that if the Company is unable to cause the authorization of a sufficient number of additional shares of Common Stock, then, if the Rights become exercisable, the Company, with respect to each Right and to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date hereof to which the Company is a party, shall, upon the exercise of the Rights,

                  (i) pay an amount in cash equal to the excess of (A) the product of (1) the number of Adjustment Shares, multiplied by (2) the Current Market Price of the Common Stock (hereinafter the "Current Value"), over (B) the Purchase Price, in lieu of issuing shares of Common Stock and requiring payment therefor, or

                  (ii) issue the Preferred Stock, debt or other equity securities, or a combination thereof, having a value equal to the Current Value, where the value of the securities shall be determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company, and require the payment of the Purchase Price, or

                  (iii) deliver any combination of cash, property, Common Stock, Preferred Stock and/or other securities having the requisite value, and require payment of all or any requisite portion of the Purchase Price.

         If the Company determines that some action need be taken pursuant to clauses (i), (ii), or (iii) of the proviso of this Section 11(b), a majority of the Board of Directors may suspend the exercisability of the Rights for a period of up to 45 days following the date on which the first of the events listed in
Section 11(a)(i), (ii) or (iii) of this Agreement shall have occurred, in order to decide the appropriate form of distribution to be made pursuant to the above proviso and to determine the value thereof. In the event of any suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at the time the suspension is no longer in effect.

         Section 12. The Flip-Over.

         (a) If, following the Separation Date, directly or indirectly,

                  (w) the Company shall consolidate with, or merge with and into, any other Person; or

                  (x) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of the merger and, in connection with the merger, all or part of the shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property; or

                  (y) the Company shall effect a share exchange in which all or part of the Common Stock of the Company shall be exchanged into (including, without limitation, any conversion into or exchange for) securities of any other Person, cash or any other property; or

                  (z) the Company shall sell, mortgage or otherwise transfer (or one or more of its Subsidiaries shall sell, mortgage or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 30% of the Company's market capitalization as of the date of the initial sale, mortgage or transfer transaction to any other Person or Persons, then, and in each case, subject to the provisions of Section 24 of this Agreement,

                  (i) each holder of a Right, except as provided in
         Section 7(e) of this Agreement, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, the number of shares of freely tradable common stock of the Principal Party, free and clear of any lien, encumbrance or other adverse claim, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable (or the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the occurrence of the Flip-In Event if a Flip-In Event has previously occurred) and dividing that product by (2) 50% of the Current Market Price per share of the common stock of the Principal Party on the date of consummation of the Flip-Over Event;

                  (ii) all common stock of any Person for which any Right may be exercised after consummation of a business combination as provided in this Section 12(a) shall, when issued upon exercise thereof in accordance with this Agreement, be duly and validly authorized and issued and fully paid and nonassessable;

                  (iii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of the Flip-Over Event, all the obligations and duties of the Company pursuant to this Agreement;

                  (iv) the term "Company" shall thereafter be deemed to refer to the Principal Party, it being specifically intended that the provisions of Section 13 hereof shall apply to the Principal Party;

                  (v) the Principal Party shall take whatever steps (including, but not limited to, the reservation of a sufficient number of shares of its common stock) in connection with the consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of common stock thereafter deliverable upon the exercise of the Rights; and

                  (vi) the provisions of Section 11 of this Agreement shall be of no effect following the first occurrence of any Flip-Over Event.

         (b) "Principal Party" shall mean:

                  (i) in the case of any transaction described in (w),
         (x) or (y) of the first sentence of Section 12(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in the merger or consolidation, and if no securities are so issued, the Person that is the other party to the merger or consolidation; and

                  (ii) in the case of any transaction described in (z) of the first sentence in Section 12(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to the transaction or transactions; provided, however, that in any case, (1) if the common stock of the Person is not at the time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, as then in effect, and the Person is a direct or indirect Subsidiary of another Person the common stock of which is and has been so registered, "Principal Party" shall refer to the other Person; and (2) in case the Person is a Subsidiary, directly or indirectly, of more than one Person, the common stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of the Persons is the issuer of the common stock having the greatest aggregate market value.

         (c) The Company shall not consummate any Flip-Over Event unless prior thereto the Company and each Principal Party and each other Person who may become a Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and
(b) of this Section 12 and further providing that, as soon as practicable after the date of any Flip-Over Event, the Principal Party will:

                  (i) prepare and file at its own expense a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and use its best efforts to cause the registration statement to become effective as soon as practicable after the filing and, use its best efforts to cause the registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earliest date that the Rights are no longer exercisable; and

                  (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

         The Principal Party shall temporarily suspend, for a period of time not to exceed 90 calendar days following the occurrence of a Flip-Over Event, the exercisability of the Rights in order to prepare an file the registration statement referred to in clause (i) above, and the Expiration Date shall be extended by the number of days of the suspension. The provisions of this Section 12 shall similarly apply to successive Flip-Over Events. In the event that a Flip-Over Event shall occur at any time after the occurrence of a Flip-In Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 12(a).

         Section 13. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 13.

         (a) If the Company shall at any time after the date of this Agreement
(A) declare a dividend or make a distribution on the Preferred Stock payable in shares of Preferred Stock into a larger number of shares, (B) subdivide the outstanding Preferred Stock into a larger number of shares, (C) combine the outstanding Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then in each event, except as otherwise provided in this Section 13(a), the Purchase Price in effect at the time of the record date for the dividend or distribution, or of the effective date of the subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock issuable on that date, shall be proportionately adjusted so that the holder of any Rights (except as provided in Section 7(e) of this Agreement) exercised on or after that time shall be entitled to receive upon payment of the Purchase Price in effect immediately prior to that date, the aggregate number and kind of shares of Preferred Stock or capital stock which, if the Rights had been exercised immediately prior to that date and at a time when the Preferred Stock transfer books of the Company were open, he would have owned upon exercise and been entitled to receive by virtue of the dividend, distribution, subdivision, combination or reclassification. If an event occurs that would require an adjustment under both Section 11(a) of this Agreement and this Section 13(a), the adjustment provided for in this Section 13(a) shall be in addition to, and shall be made prior to any adjustment required pursuant to Section 11(a).

         (b) In case the Company shall fix a record date for the issue of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after the record date) Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock ("Equivalent Preferred Stock") or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) of less than the Current Market Price per share of Preferred Stock on the record date, the Purchase Price to be in effect after the record date shall be determined by multiplying the Purchase Price in effect immediately prior to the record date by a fraction, the numerator of which shall be the number of one one-hundredths of shares of Preferred Stock outstanding on the record date, plus the number of one one-hundredths of shares of Preferred Stock which the aggregate offering price of the total number of shares of one one-hundredths of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at the Current Market Price and the denominator of which shall be the number of one one-hundredths of shares of Preferred Stock outstanding on the record date, plus the number of additional one one-hundredths of shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case the subscription price is paid in a form of consideration all or part of which is other than cash, the value of the consideration shall be determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of the computation. The adjustment shall be made successively whenever a record date is fixed; and if rights or warrants are not issued following an adjustment, the Purchase Price shall be adjusted to be the Purchase Price that would have been in effect if the record date had not been fixed.

         (c) In case the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend at a rate not in excess of U.S. $25 per share of Preferred Stock), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 13(b)), the Purchase Price to be in effect after the record date shall be determined by multiplying the Purchase Price in effect immediately prior to the record date by a fraction, the numerator of which shall be the Current Market Price per one one-hundredth of a share of the Preferred Stock on the record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of the subscription rights or warrants applicable to one one-hundredth of a share of Preferred Stock and the denominator of which shall be the current market price per one one-hundredth of a share of the Preferred

Stock. The adjustments shall be made successively whenever a record date is fixed; and if a distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would have been in effect if the record date had not been fixed.

         (d) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments that by reason of this Section 13(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 13 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share of one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 13(d), any adjustment required by this Section 13 shall be made no later than the earlier of (i) three years from the date of the transaction that mandates the adjustment or (ii) the earliest of the Expiration Date, the Redemption Date, and the Exchange Date.

         (e) If, as a result of an adjustment made pursuant to Section 11(a), the holder of any Rights thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of the other shares so receivable upon exercise of any Rights shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 13(a) through (c), inclusive, and the provisions of Section 7, 9, 10, 12 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any other shares.

         (f) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (g) Unless the Company shall have exercised its election as provided in
Section 13(h), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 13(b) and (c), each Right outstanding immediately prior to the making of the adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by
(i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to the adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after adjustment of the Purchase Price.

         (h) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the adjustment. Each Right held of record prior to the adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-millionth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 calendar days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 13(h), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on the record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which the holders shall be-entitled as a result of the adjustment, or, at the option of the Company, shall cause to be distributed to the holders of record in substitution and replacement for the Rights Certificates held by the holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which the holders shall be entitled after the adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

         (i) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares that were expressed in the initial Rights Certificates issued hereunder.

         (j) Before taking any action that would cause an adjustment reducing the Purchase Price below the par value of the shares of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock at the adjusted Purchase Price.

         (k) In any case in which this Section 13 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of the event the issue to the holder of any Rights exercised after the record date, the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon the exercise over and above the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon the exercise on the basis of the Purchase Price in effect prior to the adjustment; provided, however, that the Company shall deliver to the holder a due bill or other appropriate instrument evidencing the holder's right to receive the additional shares upon the occurrence of the event requiring the adjustment.

         (l) Anything in this Section 13 to the contrary notwithstanding, the Company shall be entitled to make reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 13, as and to the extent that in its sole discretion the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issue wholly for cash of any shares of Preferred Stock at less than the Current Market Price, (iii) issue wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends, or (v) issue of rights, options or warrants referred to in this Section 13, hereafter made by the Company to holders of its Preferred Stock shall, if practicable, not be taxable to the stockholders.

         (m) The Company covenants and agrees that it shall not (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer, in one or more transactions, assets or earning power aggregating more than 30% of the assets or earning power of the Company and its Subsidiaries taken as a whole, to any other Person if at the time of or immediately after the consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

         (n) The Company covenants and agrees that, after the Stock Acquisition Date, it will not, except as permitted by Section 23 or Section 27, take any action the purpose or effect of which is to diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

         (o) Anything in this Agreement to the contrary notwithstanding, if the Company shall at any time prior to the Separation Date (i) declare a dividend or distribution on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Separation Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following the event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to the event by a fraction, (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of the event.

         (p) Whenever an adjustment is made as provided in Sections 11, 12 and 13, the Company shall (a) promptly prepare a certificate setting forth the adjustment and a brief statement of the facts accounting for the adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of the Certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with
Section 26. The Rights Agent shall be fully protected in relying on the certificate and on any adjustment therein contained and shall not be obligated or responsible for calculating any adjustment nor shall it be deemed to have knowledge of the adjustment unless and until it shall have received the certificate.

         Section 14. Fractional Rights and Fractional Shares.

         (a) The Company shall not be required to issue fractional Rights or to distribute Rights Certificates that evidence fractional Rights. In lieu of fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which the fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Current Market Price of a whole Right as of the date on which the fractional Rights would have been otherwise issuable.

         (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates that evidence fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-hundredth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates, at the time the Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Current Market Price of one one-hundredth of a share of Preferred Stock as of the date of the exercise.

         (c) The holder of a Right by his acceptance thereof expressly waives any right to receive any fractional Rights or any fractional shares upon exercise of a Right.

         Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Separation Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Separation Date, of the Common Stock) without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Separation Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his Rights pursuant to this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

         Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Separation Date, the Rights will be transferable only in connection with the transfer of Common Stock;

                  (b) after the Separation Date, the Rights
         Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal corporate trust office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

                  (c) the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Separation Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

                  (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of the obligation; provided, however, the Company must use its best efforts to have any order, decree or ruling lifted or otherwise overturned.

         Section 17. Rights Holder Not Deemed a Stockholder. Except as otherwise expressly provided in this Agreement, no holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive dividends or subscription rights, or otherwise, until and only to the extent that the Right or Rights evidenced by the Rights Certificate shall have been exercised in accordance with the provisions of this Agreement.

         Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent such compensation as shall be agreed to in writing between the Company and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including, without limitation, the costs and expenses of defending against any claim (whether asserted by the Company, a holder of Rights, or any other Person) of liability in the premises, including reasonable attorney's fees and expenses. The indemnification provided for hereunder shall survive the expiration of the Rights and the termination of this Agreement. The cost and expense of enforcing this right of indemnification shall also be paid by the Company.

         The Rights Agent may rely conclusively upon and shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed and executed by the proper Person or Persons. Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of the loss or damage and regardless of the form of the action.

         Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that the corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 of this Agreement. In case at the time the successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver the Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign the Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all cases the Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         In case at any time the name of the Rights Agent shall be changed and at that time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign the Rights Certificates either in its prior name or in its changed name; and in all cases the Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations expressly imposed (and no implied duties or obligations shall be read into this Agreement against the Rights Agent) by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

                  (a) Before the Rights Agent acts or refrains from acting, the Rights Agent may consult with legal counsel of its selection (who may be legal counsel for the Company), and the opinion of the counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with the opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder, the fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and the certificate shall be full authorization to the Rights Agent, for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon the certificate.

                  (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of facts or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on the Rights Certificates), but all statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 of this Agreement or responsible for the manner, method or amount of any adjustment or the ascertaining of the existence of facts that would require any adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after the Rights Agent's actual notice of any adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable, nor shall the Rights Agent be responsible for the legality of the terms hereof in its capacity as an administrative agent.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to the officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which the action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any application on or after the date specified in the application (which date shall not be less than ten Business Days after the date any officer of the Company actually receives the application, unless any officer shall have consented in writing to an earlier date) unless, prior to taking the action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to the application subject to the proposed action or omission and/or specifying the action to be taken or omitted.

                  (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any attorneys or agents or for any loss to the Company resulting from any act, default, neglect or misconduct provided reasonable care was exercised in the selection thereof.

                  (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of the funds or adequate indemnification against the risk or liability is not reasonably assured to it.

                  (k) The Rights Agent shall not be required to take notice or be deemed to have notice of any fact event or determination under the Rights Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of the fact, event or determination.

                  (l) In addition to the foregoing, the Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement if such acts or omissions are in reliance upon (i) the proper execution of the certification concerning beneficial ownership appended to the form of assignment and the form of election to purchase attached hereto unless the Rights Agent shall have actual knowledge that, as executed, such certification is untrue, or
         (ii) the non-execution of such certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution.

                  (m) The Company agrees to give the Rights Agent prompt written notice of any event or ownership that would prohibit the exercise or transfer of the Rights Certificates.

         Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 calendar days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make the appointment within a period of 30 calendar days after giving notice of the removal or after it has been notified in writing of the resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with the notification, submit his Rights Certificate for inspection by the Company), then the Rights Agent or any registered holder of any Rights Certificate may, at the expense of the Company apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by a court, shall be a corporation organized and doing business under the laws of the United States or of any State thereof, in good standing, that is authorized by the applicable law to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of the appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. Issue of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in any form approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provision of this Agreement.

         Section 23. Redemption and Termination.

         (a) The Board of Directors of the Company may, at its option, at any time prior to 5:00 P.M., New York City time, on the earlier of (i) the Stock Acquisition Date, or (ii) the Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the redemption price hereinafter the "Redemption Price"). Notwithstanding anything in this Agreement to the contrary, no Rights may be exercised at any time that the Rights are subject to redemption in accordance with the terms of this Agreement, and no redemption of the Rights shall be permitted after 5:00 P.M., New York City time, on the earlier of (i) the Stock Acquisition Date, or (ii) the Expiration Date.

         (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 calendar days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of redemption to the Rights Agent and the holders of the then outstanding Rights by mailing the notice to all holders at their last addresses as they appear upon the registry books of the Rights Agent or prior to the Separation Date, on the registry books of the transfer agent for the Common Stock. Any notice mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each notice of redemption shall state the method by which the payment of the Redemption Price will be made. In any case, failure to give notice to any particular holder of Rights shall not affect the sufficiency of the notice to other holders of Rights. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time, in any manner, other than that specifically set forth in this Section 23, and neither the Company nor any of its Affiliates or Associates may acquire or purchase for value any Rights at any time, in any manner, other than in connection with the purchase of shares of associated Common Stock prior to the Separation Date.

         Section 24. Exchange.

         (a) The Company may, at its option but subject to receipt of any required regulatory approvals, by action of the Board of Directors, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the exchange ratio hereinafter the "Exchange Ratio").

         (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of a holder of the Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by the holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any exchange; provided, however, that the failure to give, or any defect in, the notice shall not affect the validity of the exchange. The Company promptly shall mail a notice of any exchange to all holders of Rights at their last addresses as they appear upon the registry books of Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each notice of exchange shall state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e)) held by each holder of Rights.

         (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred (or Equivalent Preferred Stock, as that term is defined in Section 13(b)) for shares of Common Stock exchangeable for Rights, at the initial rate of one one-hundredth of a share of Preferred Stock (or Equivalent Preferred Stock) for each share of Common Stock, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Stock pursuant to the terms thereof, so that the fraction of a share of Preferred Stock delivered in lieu of each share of Common Stock shall have at least the same voting rights as one share of Common Stock.

         (d) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates that evidence fractional Common Stock. In lieu of fractional shares, the Company shall pay to the registered holders of the Right Certificates with regard to which fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the Current Market Value of a whole share of Common Stock.

         Section 25. Notice of Certain Events.

         (a) If the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend at a rate not in excess of U.S. $25 per share), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any Flip-Over Event, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 26, a notice of the proposed action, which shall specify the record date for the purposes of the stock dividend, distribution of rights or warrants, or the date on which the reclassification, Flip-Over Event, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any date is to be fixed, and the notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 calendar days prior to the record date for determining holders of the shares of Preferred Stock for purposes of the action, and in the case of any other action, at least 20 calendar days prior to the date of the taking of the proposed action or the date of participation therein by the holders of the shares of Preferred Stock whichever shall be the earlier.

         (b) Upon the occurrence of a Triggering Event, the Company or Principal Party, as the case may be, shall as soon as practicable thereafter give to each holder of a Rights Certificate and to the Rights Agent, to the extent feasible and in accordance with Section 26, a notice of the occurrence of the event and the consequences thereof.

         Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                              Valassis Communications, Inc.
                              19975 Victor Parkway
                              Livonia, MI 48152
                              Attention:  Barry P. Hoffman
                                          Vice President and General Counsel

         With copy to:        McDermott, Will & Emery
                              227 W. Monroe St.
                              Chicago, Illinois 60606-5096
                              Attention: Frederick W. Axley, P.C.

         Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if delivered by certified or registered mail and be deemed given upon receipt and addressed (until another address is filed in writing with the Company) as follows:

                              The Bank of New York
                              101 Barclay Street
                              Floor 12 West
                              New York, NY  10286
                              Attention: Stock Transfer Administrator

         Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to the holder at the address of the holder as shown on the registry books of the Company. The Company shall deliver a copy of any notice or demand it delivers to the holder of any Rights Certificate to the Rights Agent and the Rights Agent shall deliver a copy of any notice or demand it deliver to the holder of any Rights Certificate to the Company.

         Section 27. Supplements and Amendments. The Company and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Rights Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates other than an Acquiring Person; provided, however, that no amendment or supplement may be made if the effect would be to extend or shorten the redemption period after the Stock Acquisition Date or change the Purchase Price or the Redemption Price. Notwithstanding any other provisions of this
Section 27, the Board of Directors shall retain the right to amend the Purchase Price for a period of six months from the date of this Agreement. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights and duties of the Rights Agent under this Agreement will be effective against the Rights Agent without the execution of the supplement or amendment by the Rights Agent.

         Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Separation Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Separation Date, the Common Stock).

         Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 31. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of that State applicable to contracts made and to be performed entirely within that State, provided, however, that the rights and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York.

         Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of the counterparts shall for all purposes be deemed to be an original, and all counterparts shall together constitute one and the same instrument.

         Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


                                     * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                     VALASSIS COMMUNICATIONS, INC.


                                     By:      /s/ Barry P. Hoffman
                                           Barry P. Hoffman, Esq.
                                           Secretary



                                     THE BANK OF NEW YORK, as Rights Agent


                                     By:      /s/ Jeffrey Grosse
                                            Jeffrey Grosse
                                             Vice President

                                    Exhibit A

                                     FORM OF

                           CERTIFICATE OF DESIGNATIONS
                               OF PREFERRED STOCK

                                       of

                          VALASSIS COMMUNICATIONS, INC.


         We, Allan F. Shultz, Chairman of the Board of Directors and Barry P. Hoffman, Secretary, of Valassis Communications, Inc., a corporation organized and existing under the Delaware General Corporation Law, in accordance with the provisions of Section 151(g) thereof, DO HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors on September 1, 1999, adopted, ratified and approved this Certificate of Designations the series of preferred stock designated herein.

         Section 1. Designation and Amount. The shares of the series of preferred stock shall be designated as "Junior Preferred Stock, Series A" (the "PREFERRED STOCK") and the number of shares constituting the series shall be 1 million.

         Section 2. Dividends and Distributions.

         (a) Subject to the prior and superior rights of the holders of any shares of any series of preferred stock ranking prior and superior to the shares of Preferred Stock with respect to dividends, the holders of shares of Preferred Stock, in preference to the holders of common stock, $.01 par value per share, of the Corporation (the "COMMON STOCK") and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of March, June, September and December in each year (each date being a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) U.S. $25 (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issue of any share or fraction of a share of Preferred Stock. If the Corporation shall at any time on or after September 15, 1999 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision of combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each case the amount to which holders of shares of Preferred Stock were entitled immediately prior to the event under clause (b) of the preceding sentence shall be adjusted by multiplying the amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after the event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to the event.

         (b) The Corporation shall declare a dividend or distribution on the Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of U.S. $25 per share on the Preferred Stock shall nevertheless be payable on the subsequent Quarterly Dividend Payment Date.

         (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of the shares of Preferred Stock, unless the date of issue of the shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on the shares shall begin to accrue from the date of issue of the shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Preferred Stock entitled to receive a quarterly dividend and before the Quarterly Dividend Payment Date, in either of which events the dividends shall begin to accrue and be cumulative from the Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Preferred Stock in an amount less than the total amount of the dividends at the time accrued and payable on the shares shall be allocated pro rata on a share-by-share basis among all the shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 calendar days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Preferred Stock shall have the following voting rights:

                  (a) Subject to the provision for adjustment hereinafter set forth, each share of Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time on or after September 15 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each case the number of votes per share to which holders of shares of Preferred Stock were entitled immediately prior to the event shall be adjusted by multiplying the number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after the event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to the event.

                  (b) Except as otherwise provided herein or by law, the holders of shares of Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (c) Except as set forth herein, holders of Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions.

         (a) Whenever quarterly dividends or other dividends or distributions payable on the Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
         up) to the Preferred Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Stock, except dividends paid ratably on the Preferred Stock and all the parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all the shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
         up) to the Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any the parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Preferred Stock; or

                  (iv) purchase or otherwise acquire for consideration any shares of Preferred Stock, or any shares of stock ranking on a parity with the Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of the shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire the shares at the time and in the manner therein described.

         Section 5. Reacquired Shares. Any shares of Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issue set forth herein.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock unless, prior thereto, the holders of shares of Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of payment, provided that the holders of shares of Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Stock, except distributions made ratably on the Preferred Stock and all other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon liquidation, dissolution or winding up. If the Corporation shall at any time on or after September 15, 1999 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each case the aggregate amount to which holders of shares of Preferred Stock were entitled immediately prior to the event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying the amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after the event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to the event.

         Section 7. Consolidation, Merger, etc. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any case the shares of Preferred Stock then outstanding shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time on or after September, 15, 1999 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Preferred Stock shall be adjusted by multiplying the amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after the event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to the event.

         Section 8. No Redemption. The shares of Preferred Stock shall not be redeemable.

         Section 9. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Preferred Stock, voting together as a single class.

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury as of this ___th day of September 1999.


                                 -----------------------------------------------
                                 Alan F. Schultz
                                 Chairman, President and Chief Executive Officer



ATTEST:


-----------------------------
Barry P. Hoffman, Secretary

                                    Exhibit B

                           Form of Rights Certificate

Certificate No. R-                                                 ______ Rights

         NOT EXERCISABLE AFTER SEPTEMBER 1, 2009 OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN.

         THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

         THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS THOSE TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.

                               RIGHTS CERTIFICATE

                          VALASSIS COMMUNICATIONS, INC.

         This certifies that or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of September 1, 1999 (the "RIGHTS AGREEMENT") between Valassis Communications, Inc., a Delaware corporation (the "COMPANY"), and The Bank of New York (the "RIGHTS AGENT"), unless notice of redemption shall have been previously given by the Company, to purchase from the Company at any time after the Separation Date (as that term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York City time) on September 1, 2009 at the principal corporate trust office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid nonassessable share of the Junior Preferred Stock, Series A (the "PREFERRED STOCK"), par value $.01 per share, of the Company, at a purchase price of $1.70 per one one-hundredth share upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed. The Purchase Price may be paid in cash or by certified bank check or money order payable to the order of the Company.

         The number of Rights evidenced by this Rights Certificate (and the number of shares of Preferred Stock that may be purchased upon exercise thereof) and the Purchase Price set forth above have been determined as of September 15, 1999, based on the Common Stock of the Company as constituted on that date. As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Stock or other securities, cash or other property that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

         If the Rights evidenced by this Rights Certificate are or were formerly beneficially owned, on or after the earlier of the Separation Date and the Stock Acquisition Date, by an Acquiring Person or an Affiliate, Associate or direct or indirect transferee of an Acquiring Person, the Rights may become null and void and the holder of the Right (including any subsequent holder) shall not have any right with respect to the Right.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Capitalized terms used in this Rights Certificate have the same meanings given to those terms in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office of the Rights Agent.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal corporate trust office of the Rights Agent, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock or other property as the Rights evidenced by the Rights Certificate or Rights Certificates being surrendered entitled the holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company, at its option, at a redemption price of $.01 per Right at any time prior to the earlier of (i) the close of business on the date it becomes public that an Acquiring Person has become an Acquiring Person and (ii) the Expiration Date.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be exchanged by the Company, at its option, at any time after any person becomes an Acquiring Person, for a number of shares of common stock of the Company determined in accordance with the Rights Agreement.

         No fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-hundredth of share of Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts) are required to be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof the Company may elect to make a cash payment, as provided in the Rights Agreement.

         No holder of this Rights Certificate, as such, shall be entitled to vote or to receive dividends or shall be deemed, for any purpose, the holder of Preferred Stock or of any other securities, cash or property that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or this Certificate be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or to institute, as a holder of Preferred Stock or other securities issuable on the exercise of the Rights represented by this Certificate, any derivative action, or otherwise, until and only to the extent the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until the Rights Agent shall have countersigned it.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of __________ ____, _______.

                                         VALASSIS COMMUNICATIONS, INC.


                                         By:
                                            ------------------------------------
                                         Title:

ATTEST:


--------------------------------
Secretary

Countersigned:

The Bank of New York as Rights Agent


By:
   -----------------------------
      Authorized Signature

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT


         (To be executed by the registered holder if the holder desires to transfer the Rights Certificates.)

         FOR VALUE RECEIVED, _________________________________ hereby sells, assigns and transfers unto ____________________________ (Please print name and address of transferee) this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney to transfer the attached Rights Certificate on the books of the named company, with full power of substitution.

Dated: _________________ , ____



                                           -------------------------------------
                     \                     Signature

                                   CERTIFICATE


         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as those terms are defined in the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated: ________________ , _____             Signature
                                                     ---------------------------


                                     NOTICE

         The signature to the foregoing Assignment must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

         If the certification set forth above in the Form of Assignment is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificate issued in exchange for this Rights Certificate.

                          FORM OF ELECTION TO PURCHASE


(To be executed if holder desires to exercise the Rights represented by this Rights Certificate)

To:  Valassis Communications, Inc.

         The undersigned hereby irrevocably elects to exercise __________________ Rights represented by this Rights Certificate to purchase the shares of preferred stock or other securities, cash or other property issuable upon the exercise of the Rights and requests that certificates for the shares or other securities be issued in the name of, and the cash or other property be paid to:


Please insert social security or other identifying number


---------------------------------------------------------
(Please print name and address)


---------------------------------------------------------

If the number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the remaining balance of the Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number


---------------------------------------------------------
         (Please print name and address)


---------------------------------------------------------


Dated: _______________,____

                                            Signature
                                                     ---------------------------
                                            (Signature must conform in all
                                            respects to name of holder as
                                            specified on the face of this Rights
                                            Certificate)

                                   CERTIFICATE


         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Rights Certificate [ ] is [ ] is not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any Acquiring Person (as those terms are defined in the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated: ______________, ____                Signature
                                                    ----------------------------


                                     NOTICE

         The signature on the foregoing Form of Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                  In the event the certification set forth above in the Form of Election is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificate issued in exchange for this Rights Certificate.

                                    Exhibit C

                          VALASSIS COMMUNICATIONS, INC.

                          SUMMARY OF RIGHTS TO PURCHASE
                                 PREFERRED STOCK


         The Board of Directors of Valassis Communications, Inc., a Delaware corporation (the "COMPANY"), on September 1, 1999 declared a dividend of one preferred share purchase right (a "RIGHT") for each share of Common Stock, $.01 par value, of the Company (the "COMMON STOCK"). The dividend is payable to stockholders of record at the close of business on September 15, 1999 (the "RECORD DATE") and with respect to all shares of Common Stock that become outstanding after the Record Date and prior to the earliest of the Separation Date (as defined below), the redemption of the Rights, the exchange of the Rights and the expiration of the Rights. Except as set forth below and subject to adjustment as provided in the Rights Agreement (as defined below), each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of the Company's Junior Preferred Stock, Series A, $0.01 par value per share (the "PREFERRED STOCK"), at a purchase price of $1.70 per one one-hundredth of a share (the "PURCHASE PRICE"). The description and terms of the Rights are set forth in a Rights Agreement dated as of September 1, 1999 (the "RIGHTS AGREEMENT"), between the Company and The Bank of New York, as Rights Agent (the "RIGHTS AGENT").

         The Rights will be evidenced by Common Stock certificates and not separate certificates until the earlier to occur of (i) 10 days following the date of public disclosure that a person or group, together with persons affiliated or associated with it (an "ACQUIRING PERSON"), has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock (the "STOCK ACQUISITION DATE") or (ii) 10 days following commencement or disclosure of an intention to commence a tender offer or exchange offer by a person other than the Company and certain related entities if, upon consummation of the offer, the person or group, together with persons affiliated or associated with it, could acquire beneficial ownership of 15% or more of the outstanding Common Stock (the earlier of the dates being the "SEPARATION DATE"). Until the Separation Date (or earlier redemption or expiration of the Rights), the transfer of Common Stock will also constitute transfer of the associated Rights. Following the Separation Date, separate certificates will evidence the Rights.

         The Rights will first become exercisable on the Separation Date (unless sooner redeemed). The Rights will expire at the close of business on September 1, 2009 (the "EXPIRATION DATE"), unless earlier redeemed or exchanged by the Company as described below.

         The Purchase Price and the number of shares of Preferred Stock or other securities, cash or other property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend or distribution on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights, options, warrants to subscribe for Preferred Stock or securities convertible into Preferred Stock at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of other securities, cash (excluding regular periodic cash dividends at an annual rate not in excess of 125% of the annualized rate of cash dividends paid during the preceding fiscal year), property, evidences of indebtedness, or assets.

         If, following the Separation Date, the Company is acquired in a merger or other business combination in which the Common Stock does not remain outstanding or is changed, or an amount of the consolidated assets or earning power of the Company having a value greater than 30% of the Company's market capitalization is sold, leased, exchanged, mortgaged, pledged or otherwise transferred or disposed of (in one transaction or a series of transactions), the Rights will "FLIP-OVER" and entitle each holder of a Right to purchase, upon the exercise of the Right at the then-current Purchase Price, that number of shares of common stock of the acquiring company (or, in certain circumstances, one of its affiliates) which at the time of the transaction would have a market value of two times the Purchase Price.

         If (i) a person acquires beneficial ownership of 30% or more of the Common Stock, (ii) the Company is the surviving corporation in a merger with an Acquiring Person and the Common Stock remains outstanding and unchanged, or
(iii) an Acquiring Person engages in a "self-dealing" transaction described in the Rights Agreement, the Rights will "FLIP-IN" and entitle each holder of a Right, except as provided below, to purchase, upon exercise at the then-current Purchase Price, that number of shares of Common Stock having a market value of two times the Purchase Price.

         Any "flip-over" event or "flip-in" event is a "TRIGGERING EVENT."

         Any Rights beneficially owned at any time on or after the Separation Date by an Acquiring Person or an affiliate or associate of an Acquiring Person (whether or not ownership is subsequently transferred) will become null and void upon the earliest to occur of: (i) the date any person becomes an Acquiring Person, (ii) a Triggering Event, and (iii) the date, if any, upon which the Board of Directors decides to exchange the rights. Thereafter, any holder of Rights will have no right to exercise the Rights.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. Holders will have no right to receive fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-hundredth of a share of Preferred Stock) upon the exercise of Rights. In lieu of fractional shares, an adjustment in cash may be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

         The number of outstanding Rights and the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of each Right and the Purchase Price are also subject to adjustment in the event of a stock split of the Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any case, prior to the Separation Date.

         At any time prior to the earlier of (i) the close of business on the date it becomes public that an Acquiring Person has become an Acquiring Person and (ii) the Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right. Immediately upon the action of the Company's Board of Directors electing to redeem the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights thereafter will be to receive the applicable redemption price.

         The Company may, at any time after any person becomes an Acquiring, provided that all necessary regulatory approvals have been obtained, exchange the Rights (other than Rights owned by the Acquiring Person which became null and void), in whole or in part, at a ratio of one share of Common Stock per right, subject to adjustment.

         Until a Right is exercised, the holder has no rights as a Stockholder of the Company, including, without limitation, the right to vote or to receive dividends or distributions.

         At any time prior to the time the Company's Board of Directors becomes aware that an Acquiring Person has become an Acquiring Person, the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement (including the date on which the Distribution Date will occur), except the Purchase Price, the number of shares of Preferred Stock, other securities, cash or other property obtainable upon exercise of a Right, the redemption price or the Expiration Date. Thereafter, the Rights Agreement may be amended only to cure ambiguities, to correct inconsistent provisions, or in ways that do not adversely affect the holders of the Rights.

         Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $25 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock, if it is greater. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $100.00 per share, but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock, if it is greater. In the event of any merger or other business combination in which Common Stock is exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. Customary anti-dilution provisions protect these rights.

         Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-hundredth of a share of Preferred Stock purchasable upon exercise of each Right is intended to approximate the value of one share of Common Stock.

         The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors, except pursuant to an offer conditioned upon a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the Stock Acquisition, because until that time, the Rights may be redeemed by the Company at $.01 per Right.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission and is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.